Execution Version
                                OMNIBUS AGREEMENT

     THIS OMNIBUS AGREEMENT is made as of December 22, 2006 among QUEST RESOURCE CORPORATION, a Nevada corporation ("QRC"), QUEST MIDSTREAM GP, LLC, a Delaware limited liability company ("Quest GP"), BLUESTEM PIPELINE, LLC, a Delaware limited liability company ("Bluestem") and QUEST MIDSTREAM PARTNERS, L.P., a Delaware limited partnership (the "MLP"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

                                    RECITALS:

     A. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to the non-competition obligations of the QRC Entities (as defined herein).

     B. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article III, with respect to certain indemnification obligations of the Parties to each other.

     C. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article IV, with respect to the MLP's reimbursement obligations to QRC for operating expenses, general and administrative services and insurance coverage expenses.

     D. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article V, with respect to the MLP's right to purchase from the QRC Entities their midstream assets.

     E. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article VI, with respect to the MLP's right to bid for new well connections and midstream services beyond the Cherokee Basin (as defined herein).

     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term "control" means the possession of the power to direct the management of a Person, whether through contract or otherwise.



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     "Agreement" means this Omnibus Agreement, as it may be amended, modified or supplemented from time to time.

     "Assets" means all assets conveyed, contributed or otherwise transferred by QRC to the MLP prior to or on the Closing Date, including any such assets held by a Person whose ownership interests are transferred by the QRC Entities to the Partnership Group prior to or on the Closing Date, by means of operation of law or otherwise.

     "Change of Control" means with respect to any Person (the "Applicable Person"), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person's assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the amalgamation, combination, consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction, or series of related transactions, other than any such transaction(s) where (i) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction and (ii) the board of directors of the surviving Person is comprised of a majority of persons who were directors of the Applicable Person immediately prior to such transaction; or (c) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than QRC or its Affiliates with respect to Quest GP, being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

     "Cherokee Basin" means the 15-county area comprised of the following counties: Greenwood, Woodson, Allen, Elk, Wilson, Neosho, Chautauqua, Montgomery and Labette counties in southeastern Kansas and Nowata, Craig, Tulsa, Rogers, Osage and Washington counties in northeastern Oklahoma.

     "Cherokee System" means the natural gas pipelines and related facilities now owned or hereafter acquired by the MLP and Bluestem located in the Cherokee Basin.

     "Closing Date" means the date of this Agreement.

     "Commission" means the Securities and Exchange Commission.

     "Common Units" means common units of limited partnership interest of the MLP.

     "Conflicts Committee" is defined in the Partnership Agreement.

     "Contribution Agreement" means the Contribution Agreement among QRC, the MLP and Bluestem, together with the additional conveyance documents and instruments contemplated or referenced thereunder of even date herewith.


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     "Covered Environmental Losses" means all environmental losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, costs and expenses of any Environmental Activity, court costs and reasonable attorney's and experts' fees) of any and every kind or character, by reason of or arising out of:

     (i) any violation or correction of violation, including without limitation performance of any Environmental Activity, of Environmental Laws or

     (ii) any event, omission or condition associated with ownership or operation of the Assets (including, without limitation, the exposure to or presence of Hazardous Substances on, under, about or migrating to or from the Assets or the exposure to or release of Hazardous Substances arising out of the operation of the Assets at non-Asset locations) including, without limitation,
(A) the cost and expense of any Environmental Activities, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, or appellate legal or litigation support work;

but only to the extent that such violation described in clause (i), or such events, omissions or conditions described in clause (ii), occurred before the Closing Date.

     "Environmental Activities" means any investigation, study, assessment, evaluation, sampling, testing, monitoring, containment, removal, disposal, closure, corrective action, remediation (regardless of whether active or passive), natural attenuation, restoration, bioremediation, response, repair, corrective measure, cleanup or abatement that is required or necessary under any applicable Environmental Law, including, but not limited to, institutional or engineering controls or participation in a governmental voluntary cleanup program to conduct voluntary investigatory and remedial actions for the clean-up, removal or remediation of Hazardous Substances that exceed actionable levels established pursuant to Environmental Laws, or participation in a supplemental environmental project in partial or whole mitigation of a fine or penalty.

     "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances, now or hereafter in effect, relating to protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

     "General Partner" shall have the meaning assigned to such term in the Partnership Agreement.


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     "Hazardous Substance" means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under CERCLA, and (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons.

     "Initial Public Offering" shall have the meaning assigned to such term in the Partnership Agreement.

     "Investor Representatives" shall have the meaning assigned to such term in the Partnership Agreement.

     "Midstream Services and Gas Dedication Agreement" means the Midstream Services and Gas Dedication Agreement between QRC and Bluestem of even date herewith.

     "MLP" means Quest Midstream Partners, L.P., a Delaware limited partnership.

     "MLP Group" means the MLP and any of its subsidiaries.

     "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P. of even date herewith.

     "Partnership Group" means the MLP, Quest GP and any subsidiary of any such Person.

     "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

     "Private Offering" shall mean the private placement of 4,864,866 Common Units pursuant to the Purchase Agreement dated of even date herewith.

     "QRC Entities" means QRC and its Affiliates, excluding the Partnership
Group.

     "Restricted Assets" is defined in Section 2.02(f) of this Agreement.

     "Restricted Business" is defined in Section 2.01 of this Agreement.

     "Retained Assets" means any assets and investments owned by any of the QRC Entities that were not conveyed, contributed or otherwise transferred, or required to be conveyed, contributed or otherwise transferred, to the MLP pursuant to the Contribution Agreement and other documents relating to the transactions referred to in the Contribution Agreement.

     "Subject Assets" means all midstream assets owned by a QRC Entity after the date of this Agreement related to a Restricted Business, whether acquired before or after the date of this Agreement.


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     "Third Party Gathering System" means a natural gas gathering system owned by a Person other than the MLP or a subsidiary of the MLP.

     "Transfer" means a sale of all or substantially all of the assets of a Person, the disposition of more than 50% of the capital stock (or partnership or membership interests) of a Person or a merger or consolidation that results in QRC's owning, directly or indirectly, less than 50% of a Person's capital stock (or partnership or membership interests), but shall exclude transfers or pledges of assets or capital stock (or partnership or membership interests) of a Person to a financial institution or other lender in connection with a secured funding arrangement.

     "Voting Securities" means securities of any class of a Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

                                  ARTICLE II.

                             BUSINESS OPPORTUNITIES

Section 2.01. Restricted Business. Subject to Section 2.06, and except as otherwise provided in this Agreement, QRC will be prohibited from engaging in, and QRC will cause each QRC Entity not to engage in, whether by acquisition, construction, investment in debt or equity interests of any Person or otherwise, any of the following businesses (each a "Restricted Business"): (i) the gathering, treating, processing and transporting of natural gas in North America, (ii) the transporting and fractionating of natural gas liquids in North America, (iii) any other midstream activities, including but not limited to crude oil storage, transportation, gathering and terminaling, (iv) constructing, buying or selling any assets related to the foregoing businesses, and (v) any line of business other than those described in (i) through (iv) above that generates "qualifying income," within the meaning of Section 7704(d) of the Code, provided, however, that if a Restricted Business described in this clause
(v) is offered to the MLP pursuant to Section 2.02(f)(ii) and the MLP declines the opportunity to purchase that Restricted Business, such line of business shall no longer be considered a Restricted Business.

Section 2.02. Permitted Exceptions. Notwithstanding Section 2.01 to the contrary, a QRC Entity may pursue an opportunity to purchase or invest in, and may ultimately purchase, own and/or operate a Restricted Business under any of the following circumstances:

     (a) any business that is primarily engaged in the exploration for and production of oil or natural gas and the sale and marketing of oil and natural gas derived from such exploration and production activities;

     (b) the purchase and ownership of not more than five percent of any class of securities of any entity engaged in a Restricted Business (but without otherwise participating in the activities of such entity);

     (c) any Restricted Business conducted by a QRC Entity that is (i) consented to by the Investor Representatives prior to an Initial Public Offering and (ii) subsequent to an Initial Public Offering, approved by the Conflicts Committee;

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     (d) the ownership or operation of any of the Retained Assets (including replacements of and modifications or additions to the Retained Assets);

     (e) the operation on behalf of a member of the Partnership Group of any asset or group of assets owned by the Partnership Group;

     (f) the ownership or operation of any Restricted Business or asset or group of related assets used in a Restricted Business that are acquired or constructed by a QRC Entity after the date of this Agreement (the "Restricted Assets") if:

          (i) the fair market value or construction costs, as applicable, of the Restricted Assets (as determined in good faith by the board of directors of QRC) is less than $4 million at the time of such acquisition by the QRC Entity or completion of construction, as the case may be;

          (ii) in the case of an acquisition or construction of any Restricted Assets with a fair market value or construction costs, as applicable, (as determined in good faith by the board of directors of QRC) equal to or greater than $4 million at the time of such acquisition or construction by a QRC Entity, as the case may be, the MLP has been offered the opportunity to purchase the Restricted Assets in accordance with Section 2.03(a) and the MLP (with the concurrence of (i) the Investor Representatives prior to an Initial Public Offering and (ii) the Conflicts Committee following consummation of an Initial Public Offering) has elected not to purchase the Restricted Assets; or

          (iii) in case of the acquisition or construction of any Restricted Assets with a fair market value or construction costs, as applicable, (as determined in good faith by the board of directors of QRC) that is (x) greater than $4 million but (y) less than 50% of the aggregate fair market value (as determined in good faith by the board of directors of QRC) of the business or other assets acquired or constructed, as the case may be, the MLP is offered the opportunity to purchase the Restricted Assets within 90 days of such acquisition or completion of construction in accordance with
     Section 2.03(b) and the MLP is provided with all due diligence materials requested by the MLP and the MLP (with the concurrence of (i) the Investor Representatives prior to an Initial Public Offering and (ii) the Conflicts Committee following consummation of an Initial Public Offering) has elected not to purchase the Restricted Assets.

Section 2.03.   Procedures.

     (a) If a QRC Entity becomes aware of an opportunity to purchase or construct Restricted Assets described in Section 2.02(f)(ii), then as soon as practicable, such QRC Entity shall notify Quest GP of such opportunity and deliver to Quest GP all information prepared by or on behalf of such QRC Entity relating to such potential purchase opportunity. As soon as practicable but in any event within 30 days after receipt of such notification and information, Quest GP, on behalf of the MLP, shall notify the QRC Entity that either (i) Quest GP, on behalf of the MLP, has elected (with the approval of (A) the Investor Representatives prior to an Initial Public Offering and (B) the Conflicts Committee following consummation of an Initial Public Offering) not to cause a member of the MLP Group to pursue the opportunity to acquire such Restricted Assets, or (ii) Quest GP, on behalf of the MLP, has elected (with the approval of (A) the Investor Representatives prior to an Initial Public Offering and (B) the Conflicts Committee following consummation of an Initial Public Offering) to cause a member of the MLP Group to pursue the opportunity to acquire such

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Restricted Assets. If, at any time, Quest GP or its Affiliates abandons such opportunity with the approval of the Investor Representatives or the Conflicts Committee, as the case may be, (as evidenced in writing by Quest GP or such Affiliates following the request of the QRC Entity), the QRC Entity may pursue such opportunity. Any Restricted Assets that are permitted to be purchased by a QRC Entity pursuant to this Section 2.03(a) must be so purchased (i) within 12 months of the time the QRC Entity becomes able to pursue such opportunity in accordance with the provisions of this Section 2.03(a) and (ii) on terms not more favorable in any material respect to the QRC Entity than were offered to the MLP. If either of these conditions are not satisfied, the opportunity must be reoffered to the MLP in accordance with this Section 2.03(a).

     (b) If a QRC Entity acquires or constructs Restricted Assets described in
Section 2.02(f)(iii), then not later than 90 days after the consummation of the acquisition or the completion of construction by such QRC Entity of the Restricted Assets, as the case may be, the QRC Entity shall notify Quest GP in writing of such acquisition or construction and offer the MLP Group the opportunity to purchase such Restricted Assets for their fair market value in accordance with this Section 2.03 (the "Offer"). The Offer must set forth the QRC Entity's proposed terms relating to the purchase of the Restricted Assets by the MLP Group. The QRC Entity will provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by Quest GP. As soon as practicable, but in any event within 60 days after receipt of such written notification, Quest GP shall notify the QRC Entity in writing that either (i) Quest GP has elected (with the approval of (A) the Investor Representatives prior to an Initial Public Offering and (B) the Conflicts Committee following consummation of an Initial Public Offering) not to cause a member of the MLP Group to purchase the Restricted Assets, in which event the QRC Entity is forever free to continue to own or operate such Restricted Assets, provided, however, that any future acquisitions or opportunities related to such particular Restricted Assets (except for expansions of existing facilities and except as provided in Section 2.02(f)(i)) will be subject to the procedures set forth in this Section 2.03, or (ii) Quest GP has elected (with the approval of (A) the Investor Representatives prior to an Initial Public Offering and (B) the Conflicts Committee following consummation of an Initial Public Offering) to cause a member of the MLP Group to purchase the Restricted Assets, in which event the following procedures will apply.

                (1) After the receipt of such Offer by Quest GP, the QRC Entity and Quest GP shall negotiate in good faith the terms on which the Restricted Assets will be sold to a member of the MLP Group. If the QRC Entity and Quest GP (with the concurrence of the Conflicts Committee) are able to agree on the fair market value of the Restricted Assets or the other terms of the Offer within 60 days after receipt by Quest GP of the Offer, a member of the MLP Group shall purchase the Restricted Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached.

                (2) If the QRC Entity and Quest GP (with the approval of the Conflicts Committee) are unable to agree on the fair market value of the Restricted Assets or the other terms of the Offer within 60 days after receipt by Quest GP of the Offer, the QRC Entity and



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Quest GP will engage a mutually agreed upon, nationally recognized investment banking firm to determine the fair market value of the Restricted Assets. Such investment banking firm will determine the fair market value of the Restricted Assets within 30 days of its engagement and furnish the QRC Entity and Quest GP its determination. The fees and expenses of the investment banking firm will be split equally between the QRC Entity and the MLP Group. Once the investment banking firm has submitted its determination of the fair market value of the Restricted Assets, Quest GP shall notify the QRC Entity in writing that either
(i) Quest GP has elected (with the approval of (A) the Investor Representatives prior to an Initial Public Offering and (B) the Conflicts Committee following consummation of an Initial Public Offering) not to cause a member of the MLP Group to purchase the Restricted Assets or (ii) Quest GP has elected (with the approval of (A) the Investor Representatives prior to an Initial Public Offering and (B) the Conflicts Committee following consummation of an Initial Public Offering) to cause a member of the MLP Group to purchase the Restricted Assets, pursuant to the Offer as modified by the determination of the investment banking firm. If Quest GP elects to cause a member of the MLP Group to purchase the Restricted Assets, then such member of the MLP Group will purchase the Restricted Assets pursuant to the Offer as modified by the determination of the investment banking firm as soon as commercially practicable after such determination. If Quest GP elects not to cause a member of the MLP Group to purchase the Restricted Assets, such QRC Entity is forever free to continue to own or operate such Restricted Assets; provided, however, that any future acquisitions or opportunities related to such Restricted Assets (except for expansions of existing facilities and except as provided in Section 2.02(f)(i)) will be subject to the procedures set forth in this Section 2.03.

Section 2.04. Scope of Prohibition. Except as provided in this Article II and the Partnership Agreement, each QRC Entity is free to engage in any business activity whatsoever, including those that may be in direct competition with any member of the Partnership Group.

Section 2.05. Enforcement. QRC agrees and acknowledges that the Partnership Group does not have an adequate remedy at law for the breach by the QRC Entities of the covenants and agreements set forth in this Article II, and that any breach by the QRC Entities of the covenants and agreements set forth in this
Article II would result in irreparable injury to the Partnership Group. QRC further agrees and acknowledges that any member of the Partnership Group may, in addition to the other remedies that may be available to the Partnership Group, file a suit in equity to enjoin the QRC Entities from such breach, and consent to the issuance of injunctive relief under this Agreement.

Section 2.06. Termination. This Article II will terminate on the first day on which a QRC Entity no longer controls the MLP.

                                  ARTICLE III.

                                 INDEMNIFICATION

Section 3.01. Environmental Indemnification. QRC shall indemnify, defend and hold harmless the Partnership Group from and against any Covered Environmental Losses attributable to events or conditions that occurred or existed prior to the Closing Date for which notice is provided in accordance with Section 3.03 within three years after the Closing Date to the extent


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such Covered Environmental Losses exceed all amounts actually recovered by the
MLP under contractual indemnities from third Persons or under any applicable insurance policies.

Section 3.02. Additional Indemnification. QRC shall indemnify, defend and hold harmless the Partnership Group from and against any losses suffered or incurred by reason of or arising from:

     (a) all federal, state and local income tax liabilities attributable to the operation of the Assets prior to the Closing Date, including any such income tax liabilities of the QRC Entities that may result from the consummation of the formation transactions for the Partnership Group;

     (b) the failure of any member of the Partnership Group to be the owner of valid and indefeasible easement rights, leasehold and/or fee ownership interests in and to the lands on which are located any Assets, and such failure renders any member of the Partnership Group liable to a third party or unable to use or operate the Assets in substantially the same manner that the Assets were used and operated by QRC and its Affiliates immediately prior to the Closing Date; and

     (c) the failure of any member of the Partnership Group to have on the Closing Date any consent or governmental permit necessary to allow (i) the transfer of any of the Assets to the Partnership Group on the Closing Date or
(ii) the Partnership Group to use or operate the Assets in substantially the same manner that the Assets were owned and operated by QRC and its Affiliates immediately prior to the Closing Date;

provided, however, that in the case of clause (a) above, such indemnification obligations will survive until 60 days after the expiration of any applicable statute of limitations; and that in the case of clauses (b) and (c) above, such indemnification obligations will survive for three years from the Closing Date.

Section 3.03.   Limitations Regarding Indemnification.

     (a) The aggregate liability of QRC under Section 3.01 will not exceed $25 million.

     (b) Subject to the limitation of Section 3.03(a), no claims may be made against QRC for indemnification pursuant to Section 3.01 unless the aggregate dollar amount of the Covered Environmental Losses suffered or incurred by the Partnership Group exceed $250,000, in which event QRC shall be liable for all such amounts.

     (c) Notwithstanding anything herein to the contrary, in no event will QRC have any indemnification obligations under this Agreement for claims made as a result of additions to or modifications of Environmental Laws promulgated after the Closing Date.

Section 3.04.   Indemnification Procedures.

     (a) The MLP and Quest GP agree that after they become aware of facts giving rise to a claim for indemnification pursuant to this Article III, they will promptly provide notice thereof in writing to QRC specifying the nature of and specific basis for such claim. Prior to an Initial Public Offering, if the Investor Representatives become aware of facts giving rise to a claim for


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indemnification pursuant to this Article III, and the MLP and Quest GP have not provided notice to QRC within a reasonable time, the Investor Representative may provide notice thereof in writing to QRC specifying the nature of and specific basis for such claim and enforce the rights of the MLP and GP pursuant to this
Article III.

     (b) QRC shall have the right to control at its sole cost and expense all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Group that are covered by the indemnification set forth in this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Partnership Group (with the approval of the Conflicts Committee) unless it includes a full release of the Partnership Group from such matter or issues, as the case may be.

     (c) The MLP and Quest GP agree to cooperate fully with QRC with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Article III, including, without limitation, the prompt furnishing to QRC of any correspondence or other notice relating thereto that the Partnership Group may receive, permitting the names of each Person in the Partnership Group to be utilized in connection with such defense, the making available to QRC of any files, records or other information of the Partnership Group that QRC considers relevant to such defense and the making available to QRC of any employees of the Partnership Group; provided, however, that in connection therewith QRC agrees to use reasonable efforts to minimize the impact thereof on the operations of the Partnership Group. In no event shall the obligations of the Partnership Group to cooperate with QRC as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that Persons in the Partnership Group may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. QRC agrees to keep any such counsel hired by the Partnership Group reasonably informed as to the status of any such defense, but QRC shall have the right to retain sole control over such defense.

     (d) In determining the amount of any loss, cost, damage or expense for which any Person in the Partnership Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds actually realized by the Partnership Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim and the cost of collection of such insurance proceeds and (ii) all amounts actually recovered by the Partnership Group under contractual indemnities from third Persons as described in Section 3.01. The Partnership Group hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds and amounts recoverable under such contractual indemnities.


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                                  ARTICLE IV.

                            REIMBURSEMENT OBLIGATIONS

Section 4.01. Reimbursement for Operating and General and Administrative
Expenses.

     (a) QRC hereby agrees to continue to provide, or cause to be provided, the Partnership Group with general and administrative services, such as legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes and engineering, that are substantially identical in nature and quality to the services of such type previously provided by QRC in connection with its management and operation of the Assets during the one-year period prior to the Closing Date. For the avoidance of doubt, incremental public company expenses of the MLP, such as in connection with preparation and filing of Commission reports, registration statements and other filings, external audit, internal audit, transfer agent and registrar, legal, printing, unitholder reports, and other related costs and expenses shall not be deemed to be expenses and expenditures for general and administrative services.

     (b) Subject to the provisions of Section 4.03, the Partnership Group hereby agrees to reimburse QRC for all expenses and expenditures QRC incurs or payments it makes on behalf of the Partnership Group for general and administrative services.

     (c) The Partnership Group hereby agrees to reimburse QRC for all expenses and expenditures QRC incurs or payments it makes on behalf of the Partnership Group in connection with the business and operations of the Partnership Group, including, but not limited to, (i) salaries of operational personnel performing services on the Partnership Group's behalf and the cost of employee benefits for such personnel, (ii) capital expenditures (provided, however, that with respect to any expansion capital expenditures in the Cherokee Basin, such expenditures are made in accordance with the provisions of the Midstream Services and Gas Dedication Agreement, to the extent applicable), (iii) maintenance and repair costs and (iv) taxes.

     (d) Quest GP will be entitled to allocate any such expenses and expenditures between the Partnership Group, on the one hand, and QRC, on the other hand, in accordance with the foregoing provision on any reasonable basis.

Section 4.02. Reimbursement for Insurance. The Partnership Group hereby agrees to reimburse QRC for all expenses QRC incurs or payments it makes on behalf of the Partnership Group for insurance coverage with respect to (i) the Assets,
(ii) claims related to fiduciary obligations of officers, directors and control persons of the Partnership Group and (iii) claims under federal and state securities laws.

Section 4.03. Limitations on Reimbursement.

     (a) The amount for which QRC will be entitled to reimbursement from the Partnership Group pursuant to Section 4.01(b) for general and administrative expenses will not exceed $1.5 million in the aggregate for the first 12 months following the date of this Agreement (the "Expenses Limit"). After the first anniversary date of this Agreement, the Board of

Directors of Quest GP (prior to an Initial Public Offering) and the Conflicts Committee (after an Initial Public Offering) will determine any Expenses Limit increase and the amount of general and administrative expenses that will be properly allocated to the MLP in accordance with the terms of the Partnership Agreement. In the event that the Partnership Group makes any acquisitions of assets or businesses or the business of the Partnership Group otherwise expands following the date of this Agreement, then the Expenses Limit will be appropriately increased in order to account for adjustments in the nature and extent of the general and administrative services by QRC to the Partnership Group, with any such increase in the Expenses Limit subject to the approval of the Board of Directors of Quest GP (prior to an Initial Public Offering) and the Conflicts Committee (after an Initial Public Offering).

     (b) The obligation of the Partnership Group to reimburse QRC pursuant to
Section 4.01(c) or Section 4.02 will not be subject to any monetary limitation.

                                   ARTICLE V.

                              RIGHT OF FIRST OFFER

Section 5.01. Right of First Offer Procedures. For as long as a QRC Entity maintains a direct or indirect controlling interest in the MLP, if any QRC Entity (the "Disposing Party") desires to sell or otherwise Transfer any Subject Assets, the Disposing Party shall provide the Partnership Group a right of first offer to acquire such Subject Assets pursuant to the following procedures:

     (a) The Disposing Party shall deliver a written offer (the "Option Offer") to Quest GP, on behalf of the Partnership Group. The Option Offer will describe the Subject Assets, the purchase price (payable in cash or in Common Units of the MLP at the option of the Disposing Party) at which the Disposing Party wishes to sell the Subject Assets and the proposed terms of the sale. The Option Offer will constitute a binding offer to sell the Subject Assets to the Partnership Group on the terms set forth therein.

     (b) Quest GP, on behalf of the Partnership Group and with the approval of the Conflicts Committee, will have a period of 45 days (the "Negotiation Period") from the date of the Option Offer to accept the Disposing Party's offer or negotiate alternative terms of sale acceptable to Quest GP, on behalf of the Partnership Group and with the approval of the Conflicts Committee, and the Disposing Party.

     (c) If the Disposing Party and Quest GP, on behalf of the Partnership Group and with the approval of the Conflicts Committee, agree upon the terms of sale for the Subject Assets prior to the expiration of the Negotiation Period, such parties will enter into definitive documentation to effect such Transfer, which will be closed within 30 days after the end of the Negotiation Period or such longer period as may be reasonably necessary to complete a unitholder or stockholder vote by the MLP or the Disposing Party, as applicable, (if required) or a financing (if required) or to obtain any required consents.

     (d) If, at the end of the Negotiation Period, the Disposing Party and Quest GP, on behalf of the Partnership Group and with the approval of the Conflicts Committee, each acting in good faith, have not agreed upon the terms of sale for the Subject Assets, or if the Transfer is not completed within the period specified in Section 5.01(c), the Disposing Party may thereafter (i)

Transfer the Subject Assets (subject to any changes in form or condition, financial or otherwise, which in the reasonable opinion of the Disposing Party are not material taken as a whole) to a bona fide third party dealing at arm's length with the Disposing Party (a "Third Party Transferee") at a price and on terms and conditions that, taken as a whole, in the reasonable opinion of the Disposing Party are not more favorable to the Third Party Transferee than those contained in the Option Offer or (ii) conduct a bona fide auction for the Subject Assets, seeking offers (each, a "Bid Offer") to be submitted to the Disposing Party by a specified date ("Offer Date") from two or more Third Party Transferees and from Quest GP, on behalf of the MLP with the approval of the Conflicts Committee, for consideration by the Disposing Party.

     (e) If the Disposing Party conducts an auction pursuant to Section 5.01(d), the Disposing Party may accept the Bid Offer that the Disposing Party, acting in good faith, determines is the best Bid Offer. If the Partnership Group does not submit a Bid Offer or if the Partnership Group submits a Bid Offer that is not determined by the Disposing Party, acting in good faith, to be the best Bid Offer, the Partnership Group waives all rights to the purchase of the Subject Assets, provided that the Disposing Party and the Third Party Transferee consummate the Transfer of the Subject Assets within 120 days from the expiration of the Negotiation Period in the case of a Transfer pursuant to
Section 5.01(d)(i), or the Offer Date in the case of an auction pursuant to
Section 5.01(d)(ii).

     (f) In the event that the Disposing Party and the Third Party Transferee fail to consummate the Transfer of the Subject Assets within the 120-day period as applicable in Section 5.01(e), the Partnership Group's rights under this
Article V with respect to the Subject Assets will again become effective, and the Disposing Party may not thereafter Transfer any of the Subject Assets without first offering such assets to the Partnership Group in the manner provided in this Section 5.01.

     (g) Upon any Transfer to a Third Party Transferee, the Disposing Party shall deliver to Quest GP, on behalf of the Partnership Group, a copy of the document evidencing such Transfer. If the Transfer is pursuant to Section 5.01(d)(i), the Disposing Party shall deliver to Quest GP, on behalf of the Partnership Group, a certificate of an officer of the Disposing Party stating that the Transfer of the Subject Assets from the Disposing Party to the Third Party Transferee was made at a price and upon the terms and conditions that, taken as a whole, in the reasonable opinion of the Disposing Party, were not more favorable to the Third Party Transferee than those set forth in the Option Offer.

Section 5.02. Change of Control of QRC. Upon a Change of Control of QRC, the right of first offer granted to the Partnership Group in Section 5.01 will only apply to Subject Assets owned by the QRC Entities as of the date of such Change of Control.

Section 5.03. Exceptions to the Right of First Offer. The foregoing provisions of Article V will not be applicable to:

     (a) a Transfer that includes Subject Assets and upstream or downstream assets and in which the fair market value of such Subject Assets that the Disposing Party desires to sell or otherwise Transfer (as determined in good faith by the Disposing Party) constitutes less than the fair market value of the upstream or downstream assets that the Disposing Party desires to sell or otherwise Transfer with such Subject Assets (as determined in good faith by the Disposing Party); and

     (b) a Transfer of all or substantially all of QRC's assets.

                                   ARTICLE VI.

                        RIGHTS BEYOND THE CHEROKEE BASIN

Section 6.01. New Well Connections and Midstream Services Beyond the Cherokee Basin. For as long as a QRC Entity maintains a direct or indirect controlling interest in the MLP, if any QRC Entity (the "Acquiring Party") acquires acreage located outside the Cherokee Basin, the Acquiring Party shall provide the MLP Group an option to provide Midstream Services (as defined in the Midstream Services and Gas Dedication Agreement) to the Acquiring Party in connection with wells to be developed by the Acquiring Party pursuant to the following procedures:

     (a) The Acquiring Party shall deliver a written notice (the "Written Notice") to Quest GP, on behalf of the MLP Group. The Written Notice will include a proposed development plan, a description of the anticipated well locations, anticipated production profile of the wells based on an average well profile, well drilling and completion schedule and gathering pipeline pressures desired.

     (b) Promptly following receipt of the Written Notice, Quest GP shall notify the QRC Entity in writing that either (i) Quest GP has elected (with the approval of (y) the Investor Representatives prior to an Initial Public Offering or (z) subsequent to an Initial Public Offering, the Conflicts Committee) not to cause a member of the MLP Group to offer Midstream Services to the Acquiring Party or (ii) Quest GP has elected (with the approval of (y) the Investor Representatives prior to an Initial Public Offering or (z) subsequent to an Initial Public Offering, the Conflicts Committee) to cause a member of the MLP Group to offer Midstream Services to the Acquiring Party. If Quest GP has elected the latter, Quest GP shall deliver a written offer (the "Written Offer") to the Acquiring Party describing the terms and conditions of the estimated capital cost and timing to construct the associated gathering infrastructure. The Acquiring Party shall promptly deliver an acceptance or rejection (the "Written Response") of the Written Offer. If the Acquiring Party accepts the Written Offer, Quest GP, on behalf of the MLP Group and with the approval of the Conflicts Committee, and the Acquiring Party will have a period of 30 days from the date of the Written Response to enter into a midstream services agreement for the provision of Midstream Services and connection of wells to a third party gathering system.

     (c) If the Acquiring Party does not accept the Written Offer as provided in
Section 6.01(b) or if the Acquiring Party has accepted the Written Offer but Quest GP and the Acquiring Party have not entered into a midstream services agreement at the end of the 30-day period, the Acquiring Party may thereafter offer to a bona fide third party dealing at arm's length with the Acquiring Party the opportunity to provide Midstream Services on terms and conditions that, taken as a whole are not more favorable than those contained in the Written Offer.

     (d) Notwithstanding the foregoing, the MLP Group shall not have an option to provide Midstream Services to the Acquiring Party in connection with wells to be developed by the Acquiring Party with respect to any acquired acreage that is subject to an existing agreement with an unaffiliated third-party to provide Midstream Services with respect to such acreage; provided that such agreement was not entered into in contemplation of the acquisition of such acreage by the Acquiring Party.

                                  ARTICLE VII.

                                  MISCELLANEOUS

Section 7.01. Choice of Law; Submission to Jurisdiction. This Agreement is subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

Section 7.02. Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Party to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party's signature or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 7.02.

      If to QRC:

      Quest Resource Corporation
      9520 North May Avenue, Suite 300
      Oklahoma City, Oklahoma  73120
      Attn:  Chief Executive Officer

      If to Bluestem:

      Bluestem Pipeline, LLC
      9520 North May Avenue, Suite 300
      Oklahoma City, Oklahoma  73120
      Attn:  President

      If to the MLP or Quest GP:

      Quest Midstream GP, LLC
      9520 North May Avenue, Suite 300
      Oklahoma City, Oklahoma  73120
      Attn:  President

Section 7.03. Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all other contracts or agreements, whether oral or written, that are in conflict with the provisions hereof.

Section 7.04. Termination. Notwithstanding any other provision of this Agreement, if Quest GP is removed as general partner of the MLP under circumstances where Cause (as defined in the First Amended and Restated Agreement of Limited Partnership for Quest Midstream Partners, L.P.) does not exist and Common Units held by Quest GP and its Affiliates are not voted in favor of such removal, this Agreement, other than the provisions set forth in
Article III hereof, may immediately thereupon be terminated by QRC. Except for the provisions of Article III (which shall survive any Change of Control), this Agreement will also terminate upon a Change of Control of Quest GP or the MLP.

Section 7.05. Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any party in the performance by such Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 7.06. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that the MLP or Bluestem may not, without the prior approval (i) of the Investor Representatives prior to an Initial Public Offering and (ii) of the Conflicts Committee following consummation of an Initial Public Offering, agree to any amendment or modification of this Agreement that Quest GP determines (with the approval of the Investor Representatives prior to an Initial Public Offering) will adversely affect the Common Unit holders.

Section 7.07. Assignment. No Party will have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto. This Agreement will bind and inure to the benefit of the Parties and to their respective successors and assigns.

Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts will be construed together and shall constitute one and the same instrument.

Section 7.09. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

Section 7.10. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 7.11. Third Party Beneficiaries. Each of the Parties hereto specifically intends that QRC and each member comprising the Partnership Group, as applicable, whether or not a Party to this Agreement, will be entitled to assert rights and remedies hereunder as third party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity. Prior to an Initial Public Offering, one or more of the Investor Representatives shall have the right to assert the rights and remedies of any member of the Partnership Group, whether or not such Investor Representative is a party to this Agreement. Except as provided in the preceding two sentences, the provisions of this Agreement are enforceable solely by the Parties to it, and no Common Unit holder or its assignee or any other Person will have the right, separate and apart from the MLP, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with its terms.

Section 7.12. Gender, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter, and the number of all words includes the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 7.13. Withholding or Granting of Consent. Each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it deems appropriate.

Section 7.14. Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party will be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

Section 7.15. No Recourse Against Officers of Directors. For the avoidance of doubt, the provisions of this Agreement will not give rise to any right of recourse against any officer or director of QRC or of any member of the Partnership Group.

Section 7.16. Headings. The headings throughout this Agreement are inserted for reference purposes only, and are not to be construed or taken into account in interpreting the terms and provisions of any Article, nor to be deemed in any way to qualify, modify or explain the effects of any such term or provision.

                        [ Signatures on following page ]

     IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above.


                               QUEST RESOURCE CORPORATION



                               By:  /s/ Jerry D. Cash
                                   ------------------------------------------
                               Name:  Jerry D. Cash
                               Title:  President and CEO



                               BLUESTEM PIPELINE, LLC

                               By:  Quest Midstream Partners,
                               L.P., its Sole Member

                               By: Quest Midstream GP, LLC


                               By:  /s/ Jerry D. Cash
                                   ------------------------------------------
                               Name:  Jerry D. Cash
                               Title:  Chief Executive Officer



                               QUEST MIDSTREAM PARTNERS, L.P.

                               By:  Quest  Midstream  GP, LLC,  its
                               General Partner


                               By:  /s/ Jerry D. Cash
                                   ------------------------------------------
                               Name: Jerry D. Cash
                               Title: Chief Executive Officer



                               QUEST MIDSTREAM GP, LLC


                               By:  /s/ Jerry D. Cash
                                   ------------------------------------------
                               Name: Jerry D. Cash
                               Title: Chief Executive Officer